Exhibit 99.1

China Biologic Has Announced the Resignation of CFO Y. Tristan Kuo and Named Mr. Ming Yang as Interim CFO

BEIJING, China, April 27, 2012 /PRNewswire via COMTEX/ China Biologic Products, Inc. (NASDAQ: CBPO, “China Biologic” or the “Company”), one of the leading plasma-based biopharmaceutical companies in the People’s Republic of China, today announced the resignation of Chief Financial Officer, Mr. Y. Tristan Kuo, effective May 31, 2012. Mr. Kuo is pursuing a new career opportunity and will serve as an independent consultant to the Company for the next 12 months. The Company’s Board of Directors (the “Board”) appointed Mr. Ming Yang, the Company’s Vice President – Finance & Compliance and Treasurer, as interim Chief Financial Officer, effective May 31, 2012.

Mr. Chao Ming (Colin) Zhao, China Biologic’s President & Chief Executive Officer, said, “Tristan has been a valuable member of our management team and we wish him all the best in his future endeavors. I thank him for his dedication and substantial contributions in enhancing our financial management and internal control systems in the past five years, as well as building strong relationships with the investment community.”

Mr. David Gao, China Biologic’s Chairman of the Board, said, “Mr. Ming Yang has more than 10 years of financial reporting experience in various accounting firms. With Tristan serving as an independent consultant to the Company and Ming Yang serving as interim CFO, I am confident that we will have a smooth transition to a new CFO. I wish Tristan great success.”

Mr. Ming Yang joined the Company in March 2012 and has been serving as the Company’s Vice President – Finance & Compliance and Treasurer in charge of financial management, internal controls, legal and compliance matters, and the implementation of corporate governance rules and policies and related decisions of the Board.

Mr. Yang has six years of financial management experience in corporations and 11 years of audit experience in accounting firms. Mr. Yang has extensive experience in dealing with China’s tax regulations, People’s Republic of China GAAP, IFRS, and internal control matters. He was an audit senior manager at KPMG, where he provided audit services for initial public offerings, rights issues, and merger and acquisition transactions. He also worked on the annual reports of various public companies listed in Hong Kong and mainland China. His audit clients ranged from state-owned enterprises and Chinese listed companies to multinational companies. Among his clients were Angang Steel, China Shenhua Energy, BOE Technology, and BHP Billiton. Before joining the accounting firms, Mr. Yang worked as an accountant and finance manager for several Chinese companies. Mr. Yang is a certified public accountant in China. He is 40 years old.

About China Biologic Products, Inc.

China Biologic Products, Inc., through its indirect majority-owned subsidiaries, Shandong Taibang Biological Products Co., Ltd. and Guiyang Dalin Biologic Technologies Co., Ltd. and its equity investment in Xi’an Huitian Blood Products Co., Ltd., is one of the leading plasma-based biopharmaceutical companies in China.

China Biologic is a fully integrated biologic products company with plasma collection, production and manufacturing, research and development, and commercial operations. The Company’s plasma-based biopharmaceutical products are irreplaceable during medical emergencies and are used for the prevention and treatment of various diseases. The Company sells its products to hospitals and other healthcare facilities in China. Please see the Company’s website www.chinabiologic.com for additional information.

Safe harbor statement

This news release may contain certain “forward-looking statements” relating to the business of China Biologic Products, Inc. and its subsidiaries. All statements, other than statements of historical fact included herein, are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects,” or similar expressions, and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including its potential inability to achieve the expected operating and financial performance in 2012, potential inability to find alternative sources of plasma, potential inability to increase production at permitted sites, potential inability to mitigate the financial consequences of a temporarily reduced raw plasma supply through cost cutting or other efficiencies, and potential additional regulatory restrictions on its operations and those additional risks and uncertainties discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Source: China Biologic Products, Inc.

www.chinabiologic.com